Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2024

FRANKLIN, Tenn., February 18, 2025 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2024. The Company reported net income for the three months ended December 31, 2024 of approximately $1.8 million, or $0.04 per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended December 31, 2024 totaled $0.48 and $0.55, respectively, per diluted common share.

Items Impacting Our Results include:

•During the three months ended December 31, 2024, the Company acquired three properties for an aggregate purchase price of approximately $8.2 million. Upon acquisition, the properties totaling approximately 38,000 square feet, were 100.0% leased in the aggregate with lease expirations through 2029. These acquisitions were funded with proceeds from the Company's Revolving Credit Facility.

•During the three months ended December 31, 2024, the Company disposed of one property in Texas and a land parcel adjacent to a property in Georgia. The Company received net proceeds of approximately $1.4 million and recognized an immaterial gain in the aggregate on the dispositions.

•The Company has entered into a definitive purchase agreement for a residential treatment campus consisting of five buildings with an expected purchase price of approximately $9.5 million and an expected return of 9.5%. The Company expects to close on this investment during the first quarter of 2025; however, the Company cannot provide assurance as to the timing of when, or whether, the transaction will actually close.

•The Company also has seven properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $169.5 million. The Company's expected returns on these investments are approximately 9.1% to 9.75%. The Company anticipates closing on one of these properties in the first quarter of 2025 with the remainder throughout 2025, 2026 and 2027; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•As previously announced, on October 16, 2024, the Company entered into a second amendment to the third amended and restated credit agreement, which among other things, (i) increased the Company's revolving credit facility to $400.0 million, (ii) extended the maturity date of the revolving credit facility to October 16, 2029, and (iii) lowered pricing on the revolving credit facility by 10 to 30 basis points, depending on the Company's leverage ratio.

•During the fourth quarter of 2024, the Company did not issue any shares under its at-the-market offering program.

•On February 13, 2025, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4675 per share. The dividend is payable on March 5, 2025 to stockholders of record on February 24, 2025.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of December 31, 2024, the Company had investments of approximately $1.2 billion in 200 real estate properties (including a portion of one property accounted for as a sales-type lease and two properties classified as held for sale). The properties are located in 36 states, totaling approximately 4.4 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, changes in interest rates, supply chain disruptions, labor conditions, and/or the conflicts in Ukraine and the Middle East, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	(Unaudited)
	December 31, 2024	December 31, 2023

ASSETS
Real estate properties:
Land and land improvements	$149,501	$136,532
Buildings, improvements, and lease intangibles	996,104	913,416
Personal property	326	299
Total real estate properties	1,145,931	1,050,247
Less accumulated depreciation	(242,609)	(200,810)
Total real estate properties, net	903,322	849,437
Cash and cash equivalents	4,384	3,491
Restricted cash	—	1,142
Assets held for sale	6,755	7,466
Other assets, net	78,102	83,876
Total assets	$992,563	$945,412

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$485,955	$403,256
Accounts payable and accrued liabilities	14,289	12,032
Other liabilities, net	16,354	16,868
Total liabilities	516,598	432,156

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 28,242 and 27,613 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	282	276
Additional paid-in capital	704,524	688,156
Cumulative net income	85,675	88,856
Accumulated other comprehensive gain	17,631	16,417
Cumulative dividends	(332,147)	(280,449)
Total stockholders’ equity	475,965	513,256
Total liabilities and stockholders' equity	$992,563	$945,412

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

REVENUES
Rental income	$28,983	$28,100	$114,565	$108,682
Other operating interest, net	315	1,024	1,221	4,163
	29,298	29,124	115,786	112,845

EXPENSES
Property operating	5,485	5,598	22,834	20,713
General and administrative (1)	4,809	3,728	19,058	27,338
Depreciation and amortization	10,797	10,248	42,778	39,693
	21,091	19,574	84,670	87,744

OTHER (EXPENSE) INCOME
Net gain on sale and impairments of depreciable real estate assets	14	—	(121)	(102)
Interest expense	(6,405)	(5,019)	(23,706)	(17,792)
Credit loss reserve	—	—	(11,000)	—
Deferred income tax expense	—	—	—	(306)
Interest and other income, net	16	36	530	813
	(6,375)	(4,983)	(34,297)	(17,387)
NET INCOME (LOSS)	$1,832	$4,567	$(3,181)	$7,714

NET INCOME (LOSS) PER COMMON SHARE (1)
Net income (loss) per common share - Basic	$0.04	$0.15	$(0.23)	$0.20
Net income (loss) per common share - Diluted	$0.04	$0.15	$(0.23)	$0.20
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	26,682	25,981	26,530	25,202
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED	26,682	25,981	26,530	25,202
___________
(1) General and administrative expenses for the twelve months ended December 31, 2024 included stock-based compensation expense totaling approximately $10.0 million. General and administrative expenses for the twelve months ended December 31, 2023 included stock-based compensation expense totaling approximately $20.0 million, including the accelerated amortization of stock-based compensation totaling approximately $11.8 million, recognized upon the passing of our former CEO and President in the first quarter of 2023.

The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,
	2024	2023
Net income	$1,832	$4,567
Real estate depreciation and amortization	10,927	10,347
Net gain on sale of depreciable real estate assets	(14)	—
Total adjustments	10,913	10,347
FFO (1)	$12,745	$14,914
Straight-line rent	(712)	(872)
Stock-based compensation	2,597	2,029
AFFO (1)	$14,630	$16,071
FFO per Common Share-Diluted (1)	$0.48	$0.57
AFFO per Common Share-Diluted (1)	$0.55	$0.61
Weighted Average Common Shares Outstanding-Diluted (2)	26,786	26,346

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO is an operating performance measure adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.
CONTACT: Bill Monroe, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated